Exhibit 16.1


April 4, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D. C. 20549

Ladies and Gentlemen:

We have read item 4.01 of Form 8-K of Acorn Holding Corp. dated March 29, 2005 and are in agreement with the statements regarding Grant Thornton LLP.

/s/ Grant Thornton LLP